Exhibit 107

Calculation of Filing Fee Tables

S-8

(Form Type)

Kennedy-Wilson Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share, to be issued under Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan	Rule 457(c) and Rule 457(h)	7,000,000	$20.80	(2)	$145,600,000.00	(2)	0.0000927	$13,497.12
	Total Offering Amounts		7,000,000			$145,600,000.00			$13,497.12
	Total Fee Offsets
	Net Fee Due								$13,497.12
(1)

Represents: (i) 3,000,000 additional shares of common stock, par value $0.0001 per share, of Kennedy-Wilson Holdings, Inc. (“Common Stock”) available for issuance pursuant to awards that may be granted under the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan, as amended (the “Plan”) pursuant to the Second Amendment to the Plan, and (ii) 4,000,000 additional shares of Common Stock that, in accordance with the terms of the Plan, may become available for issuance to the extent that awards granted under the Plan (in whole or in part) are forfeited, expire or are settled in cash or to the extent that shares of Common Stock subject to awards under the Plan are tendered by the holder or withheld by the Company to satisfy tax withholding obligations with respect to such awards. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement to which this exhibit is attached shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the Company’s shares of Common Stock as reported on the New York Stock Exchange on June 8, 2022, which date is within five business days prior to the filing of the Registration Statement to which this exhibit is attached.